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                                                                    EXHIBIT 1.6


                               COMMON SENSE TRUST

                           Certificate of Designation
                                       of
                  Common Sense II Aggressive Opportunity Fund

    The undersigned, being the Secretary of Common Sense Trust (hereinafter referred to as the "Trust"), a trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Section 6.1(b) and Section 9.3 of the Agreement and Declaration of Trust, dated January 29, 1987, as amended October 26, 1987 and further amended April 8, 1988 and February 24, 1992 and further amended by vote of the Trustees on September 17, 1993 (hereinafter, as so amended, referred to as the "Declaration of Trust"), and by the affirmative vote of a Majority of the Trustees at a meeting duly called and held on December 3, 1993, the Declaration of Trust is amended as follows:

    1. There is hereby established and designated the Common Sense II Aggressive Opportunity Fund (hereinafter referred to as the "Aggressive Opportunity Fund"). The beneficial interest in the Aggressive Opportunity Fund shall be divided into Shares having a nominal or par value of one cent ($.01) per Share, of which an unlimited number may be issued, which Shares shall represent interests only in the Aggressive Opportunity Fund. The Trustees shall have authority from time to time to authorize separate Series of Shares for the Aggressive Opportunity Fund (each of which Series shall represent interests only in the Aggressive Opportunity Fund), as they deem necessary and desirable. The Shares of the Aggressive Opportunity Fund shall have the following rights and preferences:

         (a) Assets Belonging to the Aggressive Opportunity Fund. Any portion of the Trust Property allocated to the Aggressive Opportunity Fund, and all consideration received by the Trust for the issue or sale of Shares of the Aggressive Opportunity Fund, together with all assets in which such consideration is invested or reinvested, all interest, dividends, income, earnings, profits and gains therefrom, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held by the Trustees in trust for the benefit of the holders of Shares of the Aggressive Opportunity Fund and shall irrevocably belong to the Aggressive Opportunity Fund for all purposes, and shall be so recorded upon the books of account of the Trust, and the Shareholders of any other Portfolio who are not Shareholders of the Aggressive Opportunity Fund shall not have, and shall be conclusively


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    deemed to have waived, any claims to the assets of the Aggressive
    Opportunity Fund. Such consideration, assets, interest, dividends, income, earnings, profits, gains and proceeds, together with any General Items allocated to the Aggressive Opportunity Fund as provided in the following sentence, are herein referred to collectively as "Portfolio Assets" of the Aggressive Opportunity Fund, and as assets "belonging to" the Aggressive Opportunity Fund. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Portfolio (collectively "General Items"), the Trustees shall allocate such General Items to and among any one or more of the Portfolios established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable; and any General Items so allocated to the Aggressive Opportunity Fund shall belong to and be part of the Portfolio Assets of the Aggressive Opportunity Fund. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all the Portfolios for all purposes.

         (b) Liabilities of the Aggressive Opportunity Fund. The assets belonging to the Aggressive Opportunity Fund shall be charged with the liabilities in respect of the Aggressive Opportunity Fund and all expenses, costs, charges and reserves attributable to the Aggressive Opportunity Fund, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as pertaining to any particular Portfolio shall be allocated and charged by the Trustees to and among any one or more of the Funds established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. The indebtedness, expenses, costs, charges and reserves allocated and so charged to the Aggressive Opportunity Fund are herein referred to as "liabilities of" the Aggressive Opportunity Fund. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all the Portfolios for all purposes. Any creditor of the Aggressive Opportunity Fund may look only to the assets of the Aggressive Opportunity Fund to satisfy such creditor's debt.

         (c) Classification of Shares. Shares of the Aggressive Opportunity Fund shall be classified as Class A Shares, Class B Shares or Class C Shares, an unlimited number of each of which may be issued. "Class A Shares" shall mean, with respect to the Aggressive Opportunity Fund, that Class of Shares established and designated hereby



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    representing the beneficial interests in the assets of the Aggressive
    Opportunity Fund, the proceeds of the redemption of which are not subject to a contingent deferred sales charge payable on such redemption (other than charges payable with respect to redemptions of Shares, the front-end load for which has previously been waived pursuant to procedures approved by the Trustees). "Class B Shares" shall mean, with respect to the Aggressive Opportunity Fund, that Class of Shares established and designated hereby representing the beneficial interests in the assets of the Aggressive Opportunity Fund, the proceeds of the redemption of which may be reduced, to the extent determined by the Trustees, by the amount of a contingent deferred sales charge payable on such redemption pursuant to subsection (g) hereof. "Class C Shares" shall mean, with respect to the Aggressive Opportunity Fund, that Class of Shares established and designated hereby representing the beneficial interests in the assets of the Aggressive Opportunity Fund, the Shares of which are not Class A Shares or Class B Shares.

        (d) Dividends. Dividends and distributions on Shares of the Aggressive Opportunity Fund may be paid with such frequency as the Trustees may determine, which may be daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, to the Shareholders of the Aggressive Opportunity Fund, from such of the income, accrued or realized, and capital gains, realized or unreal-ized, and out of the assets belonging to the Aggressive Opportunity Fund, as the Trustees may determine, after providing for actual and accrued liabilities of the Aggressive Opportunity Fund. All dividends and distributions on Shares of the Aggressive Opportunity Fund shall be distributed pro rata to the Shareholders of the Aggressive Opportunity Fund in proportion to the number of such Shares held by such holders at the date and time of record established for the payment of such dividends or distributions, except that the dividends and distributions of investment income and capital gains with respect to each Class of Shares of the Aggressive Opportunity Fund (including without limitation the Class A Shares, Class B Shares and Class C Shares of the Aggressive Opportunity
    Fund) shall be in such amount as may be declared from time to time by the Trustees, and such dividends and distributions may vary as between such Classes to reflect differing allocations of the expenses of the Aggressive Opportunity Fund between the Shareholders of such several Classes and any resultant differences between the net asset value of such several Classes to such extent and for such



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    purposes as the Trustees may deem appropriate, and further except that in connection with any dividend or distribution program or procedure the Trustees may determine that no dividend or distribution shall be payable on Shares as to which the Shareholder's purchase order and/or payment have not been received by the time or times established by the Trustees under such program or procedure, or that dividends or distributions shall be payable on Shares which have been tendered by the holder thereof for redemption or repurchase, but the redemption or repurchase proceeds of which have not yet been paid to such Shareholder. Such dividends and distributions may be made in cash or Shares of the Aggressive Opportunity Fund or a combination thereof as determined by the Trustees, or pursuant to any program that the Trustees may have in effect at the time for the election by each Shareholder of the mode of the making of such dividend or distribution to that Shareholder. Any such dividend or distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with subsection
    (i) hereof.

         (e) Liquidation. In the event of the liquidation or dissolution of the Trust, the Shareholders of the Aggressive Opportunity Fund shall be entitled to receive, when and as declared by the Trustees, the excess of the Fund Assets over the liabilities of the Aggressive Opportunity Fund. The assets so distributable to the Shareholders of the Aggressive Opportunity Fund shall be distributed among such Shareholders in proportion to the number of Shares of the Aggressive Opportunity Fund held by them and recorded on the books of the Trust. The liquidation of the Aggressive Opportunity Fund may be authorized by vote of a Majority of the Trustees, subject to the affirmative vote of "a majority of the outstanding voting securities" of the Aggressive Opportunity Fund, as the quoted phrase is defined in the 1940 Act, determined in accordance with clause (iii) of the definition of "Majority Shareholder Vote" in Section 1.4 of the Declaration of Trust.

         (f) Voting. The Shareholders shall have the voting rights set forth in or determined under Article 7 of the Declaration of Trust. Without limiting the generality of the foregoing, except as otherwise required by the 1940 Act, the Shareholders of the Class A Shares of the Aggressive Opportunity Fund shall have (A) exclusive voting rights with respect to provisions of any distribution plan adopted by the Trustees pursuant to Rule 12b-1 under the 1940 Act (a "Plan") applicable to the Class A Shares and (B) no voting rights with respect to provisions of any Plan applicable to the Class B Shares or Class C Shares of the Aggressive



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    Opportunity Fund; except as otherwise required by the 1940 Act, the
    Shareholders of the Class B Shares of the Aggressive Opportunity Fund shall have (A) exclusive voting rights with respect to provisions of any Plan applicable to the Class B Shares and (B) no voting rights with respect to provisions of any Plan applicable to Class A Shares or Class C Shares of the Aggressive Opportunity Fund; and, except as otherwise required by the 1940 Act, the Shareholders of the Class C Shares of the Aggressive Opportunity Fund shall have (A) exclusive voting rights with respect to provisions of any Plan applicable to the Class C Shares and (B) no voting rights with respect to provisions of any Plan applicable to Class A Shares or Class B Shares of the Aggressive Opportunity Fund.

        (g) Redemption by Shareholder. Each holder of Shares of the Aggressive Opportunity Fund shall have the right at such times as may be permitted by the Trust, but no less frequently than once each week, to require the Trust to redeem all or any part of his Shares of the Aggressive Opportunity Fund at a redemption price equal to the net asset value per Share of the Aggressive Opportunity Fund next determined in accordance with subsection
    (i) hereof after the Shares are properly tendered for redemption; provided, that the Trustees may from time to time, in their discretion, determine and impose a fee for such redemption and that the proceeds of the redemption of Shares (including a fractional Share) of any Class of the Aggressive Opportunity Fund (including without limitation Class B Shares and Class C Shares) shall be reduced by the amount of any applicable contingent deferred sales charge or other sales charge payable on such redemption to the distributor of Shares of such Class pursuant to the terms of the initial issuance of the Shares of such Class (to the extent consistent with the 1940 Act or regulations or exemptions thereunder) and the Trust shall promptly pay to such distributor the amount of such deferred sales charge. Payment of the redemption price shall be in cash; provided, however, that if the Trustees determine, which determination shall be conclusive, that conditions exist which make payment wholly in cash unwise or undesirable, the Trust may make payment wholly or partly in Securities or other assets belonging to the Aggressive Opportunity Fund at the value of such Securities or assets used in such determination of net asset value. Notwithstanding the foregoing, the Trust may postpone payment of the redemption price and may suspend the right of the holders of Shares of the Aggressive Opportunity Fund to require the Trust to redeem Shares of the Aggressive Opportunity Fund during any period or at any time when and to the extent permissible under the 1940 Act.



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        (h) Redemption at the Option of the Trust. Each Share of the Aggressive
    Opportunity Fund shall be subject to redemption at the option of the Trust at the redemption price which would be applicable if such Share were then being redeemed by the Shareholder pursuant to subsection (g) hereof: (i) at any time, if the Trustees determine in their sole discretion that failure to so redeem may have materially adverse consequences to the holders of the Shares of the Trust or of any Fund, or (ii) upon such other conditions with respect to maintenance of Shareholder accounts of a minimum amount as may from time to time be determined by the Trustees and set forth in the then current Prospectus of the Aggressive Opportunity Fund. Upon such redemption the holders of the Shares so redeemed shall have no further right with respect thereto other than to receive payment of such redemption price.

        (i) Net Asset Value. The net asset value per Share of the Aggressive Opportunity Fund at any time shall be the quotient obtained by dividing the value of the net assets of the Aggressive Opportunity Fund at such time (being the current value of the assets belonging to the Aggressive Opportunity Fund, less its then existing liabilities) by the total number of Shares of the Aggressive Opportunity Fund then outstanding, all determined in accordance with the methods and procedures, including without limitation those with respect to rounding, established by the Trustees from time to time. The net asset value of the several Classes of the Aggressive Opportunity Fund shall be separately computed, and may vary from one another. The Trustees shall establish procedures for the allocation of investment income or capital gains and expenses and liabilities of the Aggressive Opportunity Fund between the several Classes of the Aggressive Opportunity Fund (including without limitation the Class A Shares, Class B Shares and Class C Shares). The Trustees may determine to maintain the net asset value per Share of the Aggressive Opportunity Fund at a designated constant dollar amount and in connection therewith may adopt procedures not inconsistent with the 1940 Act for the continuing declaration of income attributable to the Aggressive Opportunity Fund as dividends payable in additional Shares of the Aggressive Opportunity Fund at the designated constant dollar amount and for the handling of any losses attributable to the Aggressive Opportunity Fund. Such procedures may provide that in the event of any loss each Shareholder shall be deemed to have contributed to the shares of beneficial interest account of the Aggressive Opportunity Fund his pro rata portion of the total number of Shares required to be canceled in order to



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    permit the net asset value per Share of the Aggressive Opportunity Fund to be maintained, after reflecting such loss, at the designated constant dollar amount. Each Shareholder of the Aggressive Opportunity Fund shall be deemed to have expressly agreed, by his investment in the Aggressive Opportunity Fund, to make the contribution referred to in the preceding sentence in the event of any such loss.

        (j) Transfer. All Shares of the Aggressive Opportunity Fund shall be transferable, but transfers of Shares of the Aggressive Opportunity Fund will be recorded on the Share transfer records of the Trust applicable to the Aggressive Opportunity Fund only at such times as Shareholders shall have the right to require the Trust to redeem Shares of the Aggressive Opportunity Fund and at such other times as may be permitted by the Trustees.

        (k) Equality. All Shares of the Aggressive Opportunity Fund shall represent an equal proportionate interest in the assets belonging to the Aggressive Opportunity Fund (subject to the liabilities of the Aggressive Opportunity Fund), and each Share of the Aggressive Opportunity Fund shall be equal to each other Share thereof; but the provisions of this sentence shall not restrict any distinctions between the several Classes of the Aggressive Opportunity Fund permissible under this Certificate of Designation or Section 6.2 or under Section 7.1 of the Declaration of Trust nor any distinctions permissible under subsection (d) of this Certificate of Designation or subsection (d) of Section 6.2 of the Declaration of Trust that may exist with respect to dividends and distributions on Shares of the Aggressive Opportunity Fund. The Trustees may from time to time divide or combine the Shares of the Aggressive Opportunity Fund into a greater or lesser number of Shares of the Aggressive Opportunity Fund without thereby changing the proportionate beneficial interest in the assets belonging to the Aggressive Opportunity Fund or in any way affecting the rights of the holders of Shares of any other Fund.

        (l) Rights of Fractional Shares. Any fractional Share of any Series shall carry proportionately all the rights and obligations of a whole Share of that Series, including rights and obligations with respect to voting, receipt of dividends and distributions, redemption of Shares, and liquidation of the Trust or of the Aggressive Opportunity Fund.

        (m) Conversion Rights. (i) Each Class B Share of the



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    Aggressive Opportunity Fund, other than a Share purchased through the automatic reinvestment of a dividend or a distribution with respect to the Class B Shares of the Aggressive Opportunity Fund, shall be converted automatically, and without any action or choice on the part of the Shareholder thereof, into Class A Shares of the Aggressive Opportunity Fund on the date that is the first Trust business day in the month following the month in which the sixth anniversary date of the date of issuance of the Share falls (the "Class B Conversion Date"), and each Class C Share of the Aggressive Opportunity Fund, other than a Share purchased through the automatic reinvestment of a dividend or a distribution with respect to the Class C Shares of the Aggressive Opportunity Fund, shall be converted automatically, and without any action or choice on the part of the Shareholder thereof, into Class A Shares of the Aggressive Opportunity Fund on the date that is the first Trust business day in the month following the month in which the tenth anniversary date of the date of issuance of the Share falls (the "Class C Conversion Date" and, together with any Class B Conversion Date, a "Conversion Date").

              (ii) Each Class B Share or Class C Share of the Aggressive Opportunity Fund purchased through the automatic reinvestment of a dividend or a distribution with respect to the Class B Shares or Class C Shares of the Aggressive Opportunity Fund shall be segregated in a separate sub-account on the share records of the Trust for each of the Shareholders of record thereof. On any Conversion Date, a number of the Shares held in the sub-account of the Shareholder of record of the Share or Shares being converted, calculated in accordance with the next following sentence, shall be converted automatically, and without any action or choice on the part of the Shareholder, into Class A Shares of the Aggressive Opportunity Fund. The number of Shares in the Shareholder's sub-account so converted shall bear the same relation to the total number of Shares maintained in the sub-account on the Class B Conversion Date or the Class C Conversion Date (immediately prior to conversion) as the number of Shares of the Shareholder converted on such Conversion Date pursuant to paragraph (m)(i) hereof bears to the total number of Class B Shares or Class C Shares of the Shareholder on such Conversion Date (immediately prior to conversion) not purchased through the automatic reinvestment of dividends or distributions with respect to the Class B Shares or Class C Shares of the Aggressive Opportunity Fund.

              (iii) The number of Class A Shares of the Aggressive Opportunity Fund into which a Class B Share or



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    Class C Share of the Aggressive Opportunity Fund is converted pursuant to paragraphs (m)(i) and (m)(ii) hereof shall equal the number (including for this purpose fractions of a Share) obtained by dividing the net asset value per Share of the Class B Shares or Class C Shares for purposes of sales and redemptions thereof on the Conversion Date by the net asset value per Share of the Class A Shares for purposes of sales and redemptions thereof on the Conversion Date.

              (iv) On the Class B Conversion Date or the Class C Conversion Date, the Class B Shares or the Class C Shares of a particular Fund converted into Class A Shares of the Aggressive Opportunity Fund will cease to accrue dividends and will no longer be deemed outstanding and the rights of the holders thereof (except the right to receive the number of Class A Shares into which Class B Shares or Class C Shares have been converted and declared but unpaid dividends to the Conversion Date) will cease. Certificates representing Class A Shares resulting from the conversion need not be issued until certificates representing Class B Shares or Class C Shares converted, if issued, have been received by the Trust or its agent duly endorsed for transfer.

              (v) The Trust will appropriately reflect the conversion of Class B Shares or Class C Shares of the Aggressive Opportunity Fund into Class A Shares of the Aggressive Opportunity Fund on the first periodic statements of account sent to Shareholders of record affected which provide account information with respect to a reporting period which includes the Class B Conversion Date or the Class C Conversion Date.

        (n) Amendment, etc. Subject to the provisions and limitations of Section
    9.3 of the Declaration of Trust and applicable law, this Certificate of Designation may be amended by an instrument signed in writing by a Majority of the Trustees (or by an officer of the Trust pursuant to the vote of a Majority of the Trustees), provided that, if any amendment adversely affects the rights of the Shareholders of the Aggressive Opportunity Fund, such amendment may be adopted by an instrument signed in writing by a Majority of the Trustees (or by an officer of the Trust pursuant to the vote of a Majority of the Trustees) when authorized to do so by the vote in accordance with Section 7.1 of the Declaration of Trust of the holders of a majority of all the Shares of the Aggressive Opportunity Fund outstanding and entitled to vote.



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        (o) Incorporation of Defined Terms. All capitalized terms which are not defined herein shall have the same meanings as are assigned to those terms in the Declaration of Trust filed with the Secretary of State of the Commonwealth of Massachusetts.

    The Trustees further direct that, upon the execution of this Certificate of Designation, the Trust take all necessary action to file a copy of this Certificate of Designation with the Secretary of State of The Commonwealth of Massachusetts and at any other place required by law or by the Declaration of Trust.

    IN WITNESS WHEREOF, the undersigned has set her hand and seal this 27th day of January, 1994.


                                         /s/ NORI L. GABERT
                                         --------------------------------
                                         Secretary



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                                 ACKNOWLEDGMENT


STATE OF TEXAS)
              ) ss.
HARRIS COUNTY )
                                         January 27, 1994

    Then personally appeared the above-named Nori L. Gabert and acknowledged the foregoing instrument to be her free act and deed.

    Before me,



                                         s/Jo Ann Jaehne
                                         --------------------------------
                                         Notary Public